PRESS RELEASE	Exhibit 99.1

Advanced Energy to Acquire SL Power

SL Power adds a complementary portfolio of power conversion products and solutions for medical and advanced industrial applications

DENVER, Colo., April 4, 2022 — Advanced Energy (Nasdaq: AEIS) – a global leader in highly engineered, precision power conversion, measurement and control solutions – today announced that it has entered into a definitive agreement to acquire SL Power Electronics Corporation, a leading provider of customized power solutions for medical and advanced industrial applications, from Steel Partners Holdings L.P. (NYSE: SPLP). The acquisition expands Advanced Energy’s medical power solution offerings by adding a complementary portfolio of products and improves its ability to meet the growing needs of industrial and medical customers.

Headquartered in Calabasas, California, SL Power is a leading supplier of power conversion solutions for medical and advanced industrial applications. With more than 60 years of experience in the power industry, SL Power offers leading medical and advanced industrial original equipment manufacturers (OEMs) an extensive portfolio of standard, modified standard and custom solutions with superior performance that meet the stringent requirements of mission critical applications.

“The addition of SL Power expands our offerings for industrial and medical applications,” said Steve Kelley, President and CEO of Advanced Energy. “I believe SL Power’s strong customer base, complementary product portfolio, and highly skilled team make it an ideal fit for Advanced Energy.”

Strategic Benefits

●	Expands AE’s addressable market in industrial and medical power supplies by over $400 million.
●	Complements AE’s medical portfolio with low operating power, low emission (EMI/EMC) power supplies designed for use in FDA-certified Class-II and Class-III medical equipment.
●	Broadens AE’s reach in advanced industrial applications, including specialty lighting and test and measurement.
●	Delivers significant potential revenue and cost synergies by creating cross-selling opportunities and integrating SL Power into AE’s operations.
●	Enhances AE’s core competency in power conversion technologies.
●	Expected to be accretive to non-GAAP 2022 earnings.

Terms of the Definitive Agreement

Pursuant to the terms of the Stock Purchase Agreement, AE will pay a base purchase price of $144.5 million, on a cash-free, debt-free basis and subject to a customary adjustment for working capital as of the closing. Advanced Energy expects to finance the transaction with currently available cash.

For its fiscal year ending December 2021, SL Power generated $66.0 million in revenue.

The transaction has been approved by the Board of Directors of Advanced Energy. The transaction is expected to close during the second quarter of 2022 and is subject to customary closing conditions. Advanced Energy is advised in the transaction by Evercore as exclusive financial advisor and Foley & Lardner LLP as legal counsel.

About Advanced Energy

Advanced Energy (Nasdaq: AEIS) is a global leader in the design and manufacturing of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. AE’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial, manufacturing, telecommunications, data center computing and healthcare. With engineering know-how and responsive service and support around the globe, the company builds collaborative partnerships to meet technology advances, propel growth for its customers and innovate the future of power. Advanced Energy has devoted four decades to perfecting power for its global customers and is headquartered in Denver, Colorado, USA.
For more information, visit www.advancedenergy.com.

Advanced Energy | Precision. Power. Performance.

For more information, contact:

Edwin Mok

Advanced Energy Industries, Inc.

(970) 407-6555

ir@aei.com

Non-GAAP Measures

Advanced Energy’s non-GAAP measures exclude the impact of non-cash related charges such as stock-based compensation and amortization of intangible assets, as well as discontinued operations, and non-recurring items such as acquisition-related costs and restructuring expenses. Beginning in the second quarter of 2020, Advanced Energy’s non-GAAP measures exclude non-cash unrealized foreign currency gains or losses that result from remeasurement to functional currency long-term obligations related to pension and operating lease liabilities as the remeasurement does not represent current economic exposure and is unrelated to our overall operating performance. These long-term obligations were acquired in connection with the Artesyn acquisition and the company previously used derivatives to hedge the exposure; however, the company has determined it will no longer hedge these non-economic exposures. The tax effect of our non-GAAP adjustments represents the anticipated annual tax rate applied to each non-GAAP adjustment after consideration of their respective book and tax treatments.

The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors to evaluate business performance without the impacts of certain non-cash charges, non-economic foreign currency remeasurements, and other cash charges which are not part of the company’s usual operations. The company uses these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends, and evaluate financial impacts of various scenarios. In addition, management’s incentive plans include these non-GAAP measures as criteria for achievements. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.

Forward-Looking Statements

Statements in this press release regarding the proposed transaction among Advanced Energy, SL Power Electronics and Steel Partners Holdings L.P., the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, and any other statements about Advanced Energy’s future expectations, beliefs, goals, plans, aspirations or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "will," "projects," "intends," "believes," "plans," "anticipates," "expects," "estimates," "forecasts," "continues" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) the ability to consummate the transaction; (2) risks that the conditions to the closing of the transaction are not satisfied; (3) litigation relating to the transaction; (4) the ability of Advanced Energy to successfully integrate SL Power Electronics' operations and employees; (5) unexpected costs, charges or expenses resulting from the transaction; (6) risks that the proposed transaction disrupts the current plans and operations of Advanced Energy and SL Power Electronics; (7) the ability to realize the projected revenue, addressable market, synergy, earnings, EPS, margin expansion, cost savings and de-levering estimates and goals as described in the investor presentation; (8) competition from larger and more established companies in SL Power Electronics’ markets; (9) Advanced Energy’ s ability to successfully grow SL Power Electronics’ business; (10) potential adverse reactions (including customer reaction) or changes to business relationships resulting from the announcement or completion of the transaction; (11) the retention of key employees; and (12) legislative, regulatory, tariff and economic developments, including changing business conditions in the medical and industrial power supply industry overall and the economy in general, as well as financial performance and expectations of Advanced Energy’s and SL Power Electronics’ existing and prospective customers, and the other factors described in Advanced Energy’s Annual Report on Form 10-K for the year ended December 31, 2021 and its most recent quarterly reports filed with the SEC. Advanced Energy disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.